                                                                      Exhibit 12

                                  GBC BANCORP
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES


(Dollars in Thousands)                                                            For the Years Ended December 31,
                                                               --------------------------------------------------------------------
                                                                   1998           1997          1996          1995           1994
                                                               --------------------------------------------------------------------

Income before income taxes & extraordinary item                  $ 44,906       $40,739       $28,216       $ 9,076         $ 9,325
Add:
     Interest on deposits                                          53,279        46,848        40,897        34,574          25,505
     Interest on borrowings                                         3,608         2,482         2,746         2,826           3,366
     Portion of rents applicable to interest *                          -             -             -             -               -
     Amortization of debt expense, discount and premium               131            93            18            18              18
                                                               --------------------------------------------------------------------
Earnings as adjusted   (1)                                       $101,924       $90,162       $71,877       $46,494         $38,214
                                                               ====================================================================
Less:
     Interest on deposits                                          53,279        46,848        40,897        34,574          25,505
                                                               --------------------------------------------------------------------
Adjusted earnings excluding interest on deposits   (2)           $ 48,645       $43,314       $30,980       $11,920         $12,709
                                                               ====================================================================
Fixed charges
     Interest on deposits                                        $ 53,279       $46,848       $40,897       $34,574         $25,505
     Interest on borrowings                                         3,608         2,482         2,746         2,826           3,366
     Rents:
           Total rents net of sublease rental                       2,287         2,170         2,095         2,177           1,831
           Portion of rents applicable to interest *                    -             -             -             -               -
     Amortization of debt expense, discount and premium               131            93            18            18              18
     Capitalized interest                                               -             -             -             -               -
                                                               --------------------------------------------------------------------
 Total Fixed Charges   (9)                                       $ 59,305       $51,593       $45,756       $39,595         $30,720
                                                               ====================================================================
 Fixed charges excluding interest on deposits   (10)             $  6,026       $ 4,745       $ 4,859       $ 5,021         $ 5,215
                                                               --------------------------------------------------------------------

Ratio of earnings to fixed charges   (1)/(9)                      1.72x         1.75x         1.57x         1.17x           1.24x
                                                               --------------------------------------------------------------------
Ratio of earnings to fixed charges
          excluding interest on deposits   (2)/(10)               8.07x         9.13x         6.38x         2.37x           2.44x
                                                               --------------------------------------------------------------------
Amount of coverage  surplus (deficiency)                         $ 42,619       $38,569       $26,121       $ 6,899         $ 7,494
                                                               ====================================================================

* Portion of rents applicable to interest is deemed immaterial
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